INAMED CORPORATION
                           3800 HOWARD HUGHES PARKWAY
                                   SUITE 1800
                             LAS VEGAS, NEVADA 89109


                                                            July 2, 1997



Mr. David A. Tepper
President
Appaloosa Management L.P.
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078

Dear Mr. Tepper:

                  This letter agreement will confirm the understandings between Appaloosa Management L.P. and its affiliates and associates (collectively, "Appaloosa"), Donald K. McGhan and his affiliates (collectively, "McGhan"), and INAMED Corporation (the "Company") concerning certain standstill and voting arrangements relating to securities of the Company. This letter agreement is being entered into concurrently with the execution and delivery of (i) documentation by the Company, Appaloosa and other securitiesholders pertaining to certain amendments to the indenture (the "Indenture") for the Company's 11% Secured Convertible Notes due 1999 (as amended, the "Notes"), and the issuance of certain warrants (the "Warrants") to purchase shares of the Company's Common Stock, and (ii) Amendment No. 2 to the Rights Agreement dated as of July 2, 1997 between the Company and U.S. Stock Transfer Corporation, as Rights Agent.

                  1. STANDSTILL. During the Term (as defined in Section 4 below), Appaloosa will not alone or in concert with others:

                      (i) by purchase, conversion of a derivative security, or otherwise, acquire, or agree to acquire, ownership (including, but not limited to, beneficial ownership) of any shares of Common Stock of the Company, or any notes, debentures or other securities which may be convertible or exchangeable into Common Stock of the Company, provided, however, that Appaloosa may convert any Notes and Warrants which it currently holds and may exercise any of its preemptive rights under Section 8.12 of the Indenture governing any Notes which it currently holds;

                      (ii) make any public announcement with respect to (i) any proceeding under the bankruptcy laws (whether or not consensual), or (ii) the acquisition of beneficial ownership of

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Common Stock, or (iii) any  extraordinary  transaction or merger  consolidation, sale of substantial assets or business combination involving the Company or any of its affiliates;

                      (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act")), or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company or any of its affiliates;

                      (iv) form, join or in any way participate in a "group" (as such term is used in Section 13d(3) of the Exchange Act) to take any action otherwise prohibited under this letter agreement;

                      (v) publicly initiate or propose any shareholder proposals for submission to a vote of shareholders, whether by action at a shareholder meeting or by written consent, with respect to the Company or any of its affiliates or propose the removal of any member of the Board of Directors; or

                      (vi) publicly request the Company (or its directors, officers, employees or agents) to amend or waive any provision of this letter agreement or otherwise seek any modification to or waiver of any of the agreements or obligations hereunder.

                  2. VOTING. During the Term, with respect to each matter submitted to the shareholders of the Company for a vote, whether at a meeting or pursuant to any consent of shareholders, Appaloosa and McGhan agree to vote (whether by proxy or otherwise) all shares of Common Stock owned by each of them in proportion to the vote of all other shareholders of the Company's Common Stock.

                  3. ADDITIONAL COVENANT OF MCGHAN. During the Term, McGhan shall not by purchase, conversion of a derivative security, or otherwise, acquire, or agree to acquire, ownership (including, but not limited to, beneficial ownership) of any shares of Common Stock of the Company, or any notes, debentures or other securities which may be convertible or exchangeable into Common Stock of the Company; provided, however, that McGhan may convert any Notes, Warrants or options which he holds as of June 30, 1997. In addition, notwithstanding the foregoing, following the Company's public disclosure of the hiring of a new Chief Financial Officer, McGhan may become the "Beneficial Owner" of up to, but not exceeding, 19.9% of the outstanding shares of the Company's Common Stock.

                  4. THE TERM. The term of this letter agreement (the "Term") shall be from the date hereof until the earliest to occur of: (i) September 30, 1997, (ii) the occurrence and continuance of an Event of Default under the Indenture, (iii) a determination that defaults existed under the Indenture for the year ended December 31, 1996 and the quarter ended March 31, 1997, but were not disclosed to Appaloosa in connection herewith, (iv) the failure of the Company at any time to properly disclose material events in its filings with the Securities and Exchange Commission, (v) a breach by the Company of any covenants set forth in this letter agreement or in any other agreement entered into with Appaloosa in connection herewith, or (vi) the date on which Appaloosa makes a reasonable and good faith determination that the Company's maximum exposure in the breast implant litigation is materially greater than the amount previously disclosed to Appaloosa in connection with this letter agreement.

                  5. MISCELLANEOUS. This letter agreement shall be subject to New York law and shall be enforceable in any federal or state court in Manhattan; and all of the parties hereto consent to personal jurisdiction. In the event of a breach, the offended party can seek injunctive relief as well as monetary damages; and the prevailing party shall be entitled to recover its legal costs to enforce this letter agreement. This letter agreement cannot be modified or amended except in a writing signed by all parties; can be signed in counterparts (including by fax).

                  If  this   letter   agreement   correctly   sets   forth   the
understanding between us, please so indicate by signing and returning to the undersigned copy.

                                              Very truly,

                                              INAMED CORPORATION


                                              By:/s/ Donald K. McGhan
                                                 ------------------------------
                                                 Donald K. McGhan
                                                 Chairman and President

Accepted and agreed as of
the date first written above

/s/ Donald K. McGhan
--------------------------------
DONALD K. MCGHAN


APPALOOSA MANAGEMENT L.P.

By:  APPALOOSA PARTNERS INC.

By:  /s/ David A. Tepper
     -----------------------------
         David A. Tepper
         President

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